CORPORATE DIRECTORY	Exhibit 21

Our consolidated subsidiaries and affiliated companies as of June 30, 2012 are:

Consolidated Subsidiaries and Affiliated Companies of Kennametal Inc.

Kennametal Australia Pty. Ltd.

Kennametal Distribution Services Asia Pte. Ltd.

Kennametal (Thailand) Co., Ltd.

Kennametal International S.A. (Panama)

Kennametal Japan Ltd.

Kennametal (Malaysia) Sdn. Bhd.

Kennametal de Mexico, S.A. de C.V.

Kennametal (Singapore) Pte. Ltd.

Kennametal South Africa (Pty.) Ltd.

Kennametal Korea Ltd.

Kennametal Hungary Holdings Inc.

Kennametal Hungary Finance Services Kft.

Kennametal Financing I Corp.

Kennametal Holdings Europe Inc.

Kennametal Extrude Hone Corporation

Hanita Metal Works, Ltd.

Kennametal Tricon Metals & Services, Inc.

Kennametal Shared Services Private Limited

Deloro Stellite Holdings 1 Limited

Kennametal Hardpoint (Taiwan) Inc.

ISIS GHH Limited

Affiliated Subsidiary of Deloro Stellite Holdings 1 Limited

Deloro Stellite Holdings 2 Limited

Consolidated Subsidiary of Deloro Stellite Holdings 2 Limited

Deloro Stellite Holdings 3 Limited

Consolidated Subsidiary of Deloro Stellite Holdings 3 Limited

Deloro Holdings Inc.

Affiliated Subsidiary of Deloro Holdings Inc.

Deloro Stellite Group Limited

Consolidated and Affiliated Subsidiaries of Deloro Stellite Group Limited

Deloro Stellite UK (Secretary) Ltd.

Deloro Stellite UK (Director) Ltd.

DS Holdings (USA) Inc.

Consolidated Subsidiary of DS Holdings (USA) Inc.

Deloro Stellite Holdings Corporation

Consolidated Subsidiaries of Deloro Stellite Holdings Corporation

Deloro Stellite Inc.

Deloro Holdings (Lux) S.à.r.l.

Deloro Stellite, L.P.

DSGP LLC

DS Verwaltungsgeseltschaft GmbH (Real Estate)

Kennametal Stellite Holding GmbH & Co. KG (Partnership)

Shanghai Stellite Co., Ltd. (Joint Venture)

Consolidated Subsidiary of Deloro Stellite Inc.

Microfusione Stellite S.p.A. (Real Estate)

Consolidated Subsidiaries of Deloro Stellite Holding GmbH & Co. KG

Kennametal Hettiger Stellite GmbH

Kennametal Stellite GmbH

Deloro Stellite S.r.l.

Deloro Stellite India Private Ltd. (Joint Venture)

Consolidated Subsidiary of Deloro Stellite, L.P.

Deloro Stellite UK Limited

Consolidated Subsidiary of DS UK Limited

Kennametal Stellite (Unlimited)

Consolidated Subsidiaries of Kennametal Holdings Europe Inc.

Kennametal Luxembourg Holding S.à.r.l.

Kennametal Verwaltungs GmbH & Co. KG (partnership)

Consolidated Subsidiaries of Kennametal Luxembourg Holding S.à.r.l.

Kennametal Luxembourg S.à.r.l.

Kennametal Europe Holding GmbH

Kennametal Argentina S.A.

Kennametal do Brasil Ltda.

Kennametal Chile Ltda.

Consolidated Subsidiaries of Kennametal Luxembourg S.à.r.l.

Kennametal Ltd. (Canada)

Kennametal Asia (HK) Ltd.

Kennametal Sintec Holding GmbH

Consolidated Company of Kennametal Europe Holding GmbH

Kennametal Europe GmbH

Consolidated Subsidiaries of Kennametal Europe GmbH

Kennametal Holding GmbH

Kennametal Nederland B.V.

OOO Kennametal

Consolidated Subsidiaries of Kennametal Holding GmbH (Germany)

Kennametal Hertel Europe Holding GmbH

Kennametal Widia Beteiligungs GmbH

Consolidated Subsidiaries and Affiliated Companies of Kennametal Hertel Europe Holding GmbH

Kennametal GmbH

Kennametal Hungaria Kft.

Kennametal Logistics GmbH

Kennametal Shared Services GmbH

Kennametal Sintec Keramik GmbH

Widia GmbH

Consolidated Subsidiaries and Affiliated Companies of Kennametal GmbH

Kennametal Belgium S.p.r.l.

Kennametal Deutschland GmbH

Kennametal France S.A.S

Kennametal Italia S.p.A.

Kennametal Kesici Takimlar Sanayi Ve Ticaret Anonim Sirketi

Kennametal Polska Sp. Z.o.o.

Kennametal Produktions GmbH & Co. KG. (partnership)

Kennametal UK Limited

Kenci S.L.

Kennametal AMSG GmbH

Ruebig Real Estate GmbH & Co. KG

Kennametal Sp. Z.o.o

Consolidated Subsidiary of Kennametal Italia S.p.A.

Kennametal Italia Produzione S.R.L.

Consolidated Affiliated Company of Kennametal Produktions GmbH & Co. KG (partnership)

Kennametal Real Estate GmbH & Co. KG (partnership)

Consolidated Affiliated Company of Kennametal Deutschland GmbH

Kennametal (Deutschland) Real Estate GmbH & Co. KG (partnership)

Consolidated Subsidiary of Kennametal Sp. z.o.o

Kennametal Produkcja Sp. z o.o.

Consolidated Subsidiaries of Kennametal Asia (HK) Ltd.

Kennametal Hardpoint (Shanghai) Co., Ltd.

Kennametal (China) Co. Ltd.

Kennametal (Xuzhou) Company, Ltd.

Kennametal (Baotou) Company Ltd.

Consolidated Subsidiaries and Affiliated Companies of Widia GmbH

Kennametal Widia Real Estate GmbH & Co. KG (partnership)

Kennametal Widia Produktions GmbH & Co. KG (partnership)

Meturit AG

Consolidated Subsidiary of Meturit AG

Kennametal India Ltd.

Consolidated Subsidiaries of Kenci S.L.

Kenci Lda.

Kennametal Manufacturing Barcelona S.L.

Materiales y Accesorios Kenem S.L.

Consolidated Subsidiaries of Kennametal UK Ltd.

Kennametal Logistics UK Ltd.

Kennametal Manufacturing UK Ltd.

Kennametal Sintec Keramik UK Ltd.

Consolidated Subsidiaries of Kennametal Extrude Hone Corporation

Kennametal Extrude Hone Ltd. (U.K.)

Kennametal Extrude Hone Limited (Ireland)

Extrude Hone Participacoes Ltda.

Extrude Hone Shanghai, Co. Ltd.

Consolidated Subsidiaries and Affiliated Company of Kennametal Extrude Hone Limited (Ireland)

Kennametal Extrude Hone Holding GmbH

Extrude Hone KK (Japan)

Kennametal Extrude Hone GmbH & Co. KG (partnership)

Consolidated Subsidiaries of Kennametal Extrude Hone Holding GmbH

Kennametal Extrude Hone GmbH

Kennametal Extrude Hone Czech s.r.o

Affiliated Company of Extrude Hone Participacoes Ltda.

Extrude Hone do Brasil Sistemas De Acabamentos De Peca Ltda.

Consolidated Subsidiary of Hanita Metal Works, Ltd.

Hanita Cutting Tools, Inc.

Consolidated Subsidiaries of Kennametal Sintec Holding GmbH

Sintec Keramik Shanghai Co., Ltd.

Kennametal Sintec Keramik Asia Ltd.

Consolidated Subsidiary of Kennametal Sintec Keramik Asia Ltd.

Kennametal Sunshine Powder Technology Co., Ltd.